Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Announces Nippon Prologis REIT’s Issuance of New Investment Units

Eight Class-A Properties to be Acquired

SAN FRANCISCO (May 15, 2013) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today announced Nippon Prologis REIT, Inc. (NPR), a Japanese real estate investment trust, will issue new investment units. Prologis will retain at least a 15 percent ownership interest in NPR.

NPR intends to use the proceeds from the issuance to acquire eight Class-A properties for JPY 132.4 billion ($1.3 billion). The portfolio comprises six properties from Prologis Japan Fund 1, pursuant to the fund’s unanimous vote to sell to NPR. The two additional properties will be acquired from Prologis’ wholly owned Japan portfolio. The assets, totaling 6.7 million square feet (624,800 square meters), were made available to NPR through its sponsor support agreement with Prologis. The acquisition is contingent upon the successful issuance of units and is expected to close on June 13 in Japan.

“This acquisition demonstrates a significant benefit of the sponsor support agreement between Prologis and NPR, as the J-REIT had preferential information and negotiation rights to these high-quality assets,” said Hamid R. Moghadam, chairman and CEO, Prologis. “This transaction aligns with the strategy to grow and further enhance the NPR portfolio and to increase unit holder value.”

NPR is managed by a wholly owned subsidiary of Prologis.

This announcement is not an offer of securities for sale in the United States or any other jurisdiction. Securities may not be offered or sold in the United States unless they are registered or exempt from registration.

About Prologis

Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2013, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 559 million square feet (51.9 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address

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operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Media Contacts

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com, San Francisco

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